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                                                                    EXHIBIT 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in each Form S-3 Registration Statement or Post-Effective Amendment (Registration Nos. 33-2084, 333-54700 and 333-60134) and in each Form S-8 Registration Statement (Registration Nos. 33-16230, 33-25537, 33-29136, 33-37449, 33-41498, 33-41499, 33-41735, 33-41736,
33-57029, 333-09213, 333-73427, 333-73429, 333-32008, 333-43382, 333-48896 and
333-66604) of our report dated February 10, 2004, with respect to the consolidated financial statements of CSX Corporation included in this Annual Report (Form 10-K) for the fiscal year ended December 26, 2003.

                                             /s/ Ernst & Young LLP

Jacksonville, Florida
March 9, 2004